Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Post-Effective Amendment No. 4 of the Registration Statement of Omagine, Inc. on Form S-1 of my report dated April 13, 2015 (except as to Note 12, which is dated as of October 29, 2015), appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the heading “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

January 14, 2016